EXECUTIVE TRANSITION AGREEMENT

This Executive Transition Agreement (this “Agreement”) is entered into as of October 20, 2023 by and between C. Clark Webb (the “Executive”) and P10 Intermediate Holdings, Inc. (the “Company”) on behalf of it and its parent, subsidiaries, successors, and assigns, including but not limited to P10, Inc. (“P10”) (collectively with Executive, the “Parties”).

RECITALS

WHEREAS, the Executive has been employed by the Company as co-Chief Executive Officer pursuant to the terms of the Amended and Restated Employment Agreement dated May 12, 2023 (the “Employment Agreement”); and

WHEREAS, the Parties wish to transition Executive from his current role as co- Chief Executive Officer to Executive Vice Chairman in an orderly way to allow for the Company’s engagement of a new Chief Executive Officer pursuant to the terms and conditions expressed in this Agreement.

NOW THEREFORE, in consideration of the promises, representations, and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Transition Period. Executive will cease to serve as co-Chief Executive Officer effective as of October 23, 2023 (the “Transition Date”) and shall continue as the Company’s Executive Vice Chairman through the first anniversary of the Transition Date (the “Transition End Date”), unless earlier terminated as provided in Section 5 of this Agreement. The period from the Transition Date until the close of business on the Transition End Date shall be referred to as the “Transition Period.”

2.
Transition Duties. During the Transition Period, Executive shall report to the Company’s Chief Executive Officer (“CEO”) and shall perform the duties, authorities and responsibilities that are designated from time to time by the CEO (the “Transition Services”). During the Transition Period, Executive shall be expected to spend forty (40) hours a week performing the Transition Services. The Transition Salary and Transition Award (as defined below) and other consideration provided in this Agreement shall be the exclusive compensation for the Transition Services.

3.
Compensation and Benefits. During the Transition Period, the Executive shall be compensated by the Company for his Transition Services as follows:

(a)
Transition Salary. During the Transition Period, Executive shall receive a salary of $100,000.00 per annum (the “Transition Salary”), payable in equal monthly or more frequent installments and subject to standard tax withholdings and deductions.

(b)
Transition Award. The Company will award Executive restricted stock units (the “Transition RSUs”) with an aggregate gross value of $4,000,000.00 based on the fair market value of the Company’s common stock on the trading day preceding the respective grant dates of such awards. The Transition RSUs will be issued in four quarterly installments beginning on the Transition Date under the P10 Inc. 2021 Incentive Plan, as such plan may be amended from time to time or any successor plan thereto (the “Incentive Plan”), and then on the first day of the subsequent three quarters). Each respective award of the Transition RSUs shall fully vest on the first anniversary of the corresponding date of grant. The Transition RSUs will remain subject to the terms and conditions of the Incentive Plan and any award agreements issued thereunder.

(c)
Transition Bonus. Upon the completion of the Transition Period the Company’s Board of Directors (the “Board”) may, in its sole discretion, award Executive additional bonus compensation (the “Transition Bonus”) based upon the Executive’s and Company’s performance during the Transition Period. The Transition Bonus can be paid in the form of either cash, restricted stock, restricted stock units or a carried interest in the Company’s investment vehicles, at the discretion of the Board.

(d)
Expenses. Executive shall be reimbursed by the Company for all reasonable expenses incurred by Executive during the Transition Period in his performance of the Transition Services as approved in advance by the CEO and in accordance with the Company’s reimbursement policy.

(e)
Employee Benefits. During the Transition Period Executive shall be entitled to continue to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time, that are available to other senior level executives, which includes health and dental insurance and Section 401(k) pension plan (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other senior level executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plan at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law and provided such changes relate to other senior level executives of the Company in addition to Executive. Any benefits available to the Executive are subject to the rules of the relevant plan or program from time to time in force. Executive shall also receive reimbursement for Executive’s cost of COBRA premiums for health insurance coverage (to the extent such premiums exceed the contributory cost for the same coverage that the Company charges active employees) for a period of twelve (12) months following the Transition End Date or until Executive’s right to COBRA continuation expires, whichever is shorter, provided that Executive timely elects and is eligible for COBRA coverage.

(f)
Reaffirmation of Executive’s Right to Participate in P10 Funds. In accordance with Section 7(e) of the Employment Agreement, during the Transition Period and thereafter, Executive shall have the perpetual right and option to invest personally in all P10 funds, free from any fees or carry, subject only to such investment limits that the General Partner of such fund imposes on all P10 executives or employees not directly involved in such P10 fund, and any such investment limitations shall apply equally among all other P10 executives and employees, and Executive shall have an investment allocation no less than any other officer or employee of P10 or its affiliates not directly involved in such fund.

4.
Payments Due Upon Transition Date. The Parties acknowledge that the cessation of Executive’s role as co-Chief Executive Officer as of the Transition Date is without

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Cause, as defined in Section 4(a)(ii) the Employment Agreement. Accordingly, provided that Executive accepts and executes this Agreement and executes and does not revoke the General Release and Waiver of Claims (the “Release”) attached hereto as Exhibit A within the time periods specified therein, the Company shall provide Executive with the following payments and benefits:

(a)
Transition Severance Payment. In accordance with Section 5(b)(ii) of the Employment Agreement, Executive shall receive a lump sum cash payment of $1,200,000.00 (the “Transition Severance Payment”), subject to standard tax withholdings and deductions, payable within fifteen (15) days of the Transition Date;

(b)
Severance Payment. In addition to the Transition Severance Payment and in satisfaction of Section 5(b)(iv) of the Employment Agreement, the Company shall pay Executive an aggregate gross value of $5,650,000.00 (the “Severance Payment”), which is the equivalent of the remaining Base Salary and Bonus (as defined in the Employment Agreement), that Executive would have otherwise been entitled had be remained employed with the Company as co-Chief Executive Officer for the remainder of the Term of the Employment Agreement, to be paid as follows:

(i)
one lump sum cash payment of $1,600,000.00, subject to standard tax withholdings and deductions, payable within fifteen (15) days of the Transition Date;

(ii)
an award of $3,400,000.00, payable within fifteen (15) days of the Transition Date provided that Executive signs and does not revoke the attached Exhibit A within the time periods specified therein, in the form of fully vested shares of the Company’s common stock (to be issued pursuant to the Incentive Plan) based on the fair market value of the Company’s common stock at the close of business on the trading day preceding the Transition Date, net of all standard tax withholdings and deductions; and

(iii)
an award of stock options under the Incentive Plan with an aggregate value of $650,000.00 based on a Black-Scholes valuation methodology consistent with the Company’s financial reporting, which shall be fully vested and exercisable as of the Transition Date, subject at all times to the terms and conditions of the Incentive Plan and award agreements granted thereunder.

(c)
Vesting of Equity Awards. Pursuant to Section 5(b)(v) of the Employment Agreement, any and all options, restricted stock, and restricted stock units owned directly or beneficially by Executive or his affiliates and carried interests in the investment vehicles of the Affiliated Entities (as defined below) previously granted to Executive or his affiliates shall become fully vested and exercisable immediately on the Transition Date. The terms of Section 4(c) of this Agreement are subject to the provisions of the Carried Interest Allocation Agreement dated as of the date hereof between Executive and the Company.

(d)
Release of Lock Up Restrictions. On the Transition Date, Executive shall be

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released from all lock up restrictions including, without limitation, under the Company

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Control Agreement entered into as of October 9, 2021 by and among P10 and the parties listed on the signature pages thereto (the “Company Control Agreement”) with respect to any and all Equity Securities (as defined in the Company Control Agreement) owned directly or beneficially by Executive or his Affiliates (as defined in the Company Control Agreement) in accordance with Section 5(b)(vi) of the Employment Agreement.

5.
Termination. The Company or Executive may terminate this Agreement prior to the Transition End Date by providing at least ninety (90) days’ written notice. Upon the earlier of

(i) the Transition End Date, or (ii) in the event the Company or the Executive terminates this Agreement prior to the Transition End Date, the Transition RSUs shall: (1) be subject to pro-rata vesting based on multiplying the total Transition RSUs by a fraction, the numerator of which is the number of days during the Transition Period in which Executive remained employed with the Company and the denominator of which is 366; and (2) receive the pro-rata share of the Transition Salary based on the same calculation.

6.
Mutual Release of Claims.

(a)
Release of Company by Executive. Executive hereby KNOWINGLY AND VOLUNTARILY WAIVES, RELEASES AND DISCHARGES the Company, P10, and the

Company’s past, present and future parent, subsidiary, affiliated, or related companies, including but not limited to P10 Holdings, Inc. and P10 Intermediate Holdings, Inc. (collectively, the “Affiliated Entities”), together with each and all of their respective past, present and future shareholders, investors, officers, directors, partners, members, managers, principals, servants, employees, agents, contractors, representatives, attorneys, insurers, predecessors, successors, and assigns (collectively, the “Company Released Parties”) from and against any and all rights, claims, complaints, debts, losses, liabilities, demands, obligations, promises, acts, agreements, grievances, losses, arbitrations, defenses, actions, causes of action and/or damages, whether in law or in equity, known or unknown, accrued or unaccrued, direct or derivative, liquidated or unliquidated, and suspected or unsuspected, that are based upon facts, events, acts, or omissions occurring on or before the date of this Agreement, including, but not limited to, any matter or action related to Executive’s employment with or separation from the Company or any claims under the Employment Agreement. Executive understands and agrees that the release of claims contained in this Section 6 includes, but is not limited to, any and all claims arising under any state or local laws, rules, regulations or ordinances, including but not limited to all claims arising under any federal laws, rules or regulations, including but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Family and Medical Leave Act, the Americans With Disabilities Act, the ADA Amendments Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, including the Older Workers Benefit Protection Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act, the False Claims Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Texas Labor Code (specifically including the Texas Payday Act, the Texas Anti-Retaliation Act, and the Texas Commission on Human Rights Act), the Texas Whistleblower Act, and any other federal, state, or local laws, rules, or regulations, whether equal employment opportunity laws, rules, or regulations or otherwise that may be applicable to Executive during the term of his employment

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with the Company as well as any and all tort, contract, statutory or common law claims, matters or actions.

(b)
Release of Executive by the Company. The Company, P10, and Company Released Parties agree that subject to the exceptions set forth herein, they will release all Company Claims against Executive in exchange for the mutual promises and covenants in this Agreement. “Company Claims” covers any and all charges, complaints, claims, actions, causes of action, suits, rights, demands, liabilities, obligations, costs, losses, debts, and expenses (including any attorneys’ fees and costs incurred) of any nature whatsoever, whether in law or in equity, whether known or unknown, whether suspected or unsuspected, whether accrued or unaccrued, arising from the beginning of time up to and including the date of this Agreement. Company Claims includes without limitation all actions or demands of any kind that Company Releasors now have or may have had or claim to have in the future.

7.
Exceptions to Release.

(a)
Notwithstanding the foregoing Release in Section 6(a), Executive does not waive any rights Executive may have (i) under COBRA; (ii) to Executive’s currently vested rights under the Company’s benefit plans; (iii) to benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iv) to pursue claims which by law cannot be waived; and (v) to Executive’s rights to indemnification from the Company as an officer or director whether pursuant to any agreement or by operation of law, including, without limitation, pursuant to the Employment Agreement. This Agreement does not limit Executive’s ability to bring an administrative charge with an administrative agency, including the Equal Employment Opportunity Commission or a similar state or local agency, or with the National Labor Relations Board, but Executive expressly waives and releases any right to recover any type of personal relief from the Company, including monetary damages or reinstatement, in any administrative action or proceeding, whether federal, state, or local, and whether brought by Executive or on Executive’s behalf by an administrative agency, related in any way to the matters released in this Agreement. Nothing in this Agreement is intended to or shall prevent, impede, or interfere with Executive’s non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding the Company’s, P10’s, or Company Released Parties’ past or future conduct, engage in any future activities protected under the whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency.

(b)
Notwithstanding the foregoing Release in Section 6(b), in the event Executive is found guilty of or enters a plea of nolo contendere to any criminal action based upon conduct occurring during the Term of the Employment Agreement or Transition Period, the Company, P10, and Company Released Parties do not waive any rights they may have to assert claims for civil damages or injunctive relief arising out of the same conduct or actions forming the basis of the criminal conviction.

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8.
Executive’s Affirmation. Executive affirms that as of the date of this Agreement, he has been paid and/or has received all leave (paid or unpaid); compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled, and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits are due to Executive except as provided under this Agreement. Executive further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company, P10, or its officers, including any allegations of corporate fraud or discriminated against based on Executive’s actual or perceived status in any protected class or status recognized by state or federal law.

9.
No Initiated Claims. Executive represents, warrants, and agrees that he has not filed any lawsuits or arbitrations against the Company, P10, Affiliated Entities, or any Company Released Parties, or filed or caused to be filed any claims, charges, or complaints against the Company, Affiliated Entities, or any Company Released Parties, in any administrative, judicial, arbitral, or other forum, including any charges or complaints against the Company, P10, Affiliated Entities, or any Company Released Parties with any international, federal, state, or local agency charged with the enforcement of any law or any self-regulatory organization, and Executive is not aware of any factual or legal basis for any legitimate claim that the Company, P10, Affiliated Entities, or any Company Released Parties are in violation of any whistleblower, corporate compliance, or other regulatory obligation under international, federal, state, or local law, rule, or Company policy. Executive further represents, warrants, and agrees that if he were ever aware of any such basis for a legitimate claim against the Company, P10, Affiliated Entities, or any Related Parties, Executive informed the Company of same.

10.
No Admission. This Agreement shall not be construed as an admission by either the Company, P10, the Affiliated Entities, Company Released Parties, or Executive that they acted wrongfully.

11.
Return of Property. Executive agrees that within ten (10) business days of the Transition Date, he shall return all of the Company’s, P10’s, and the Affiliated Entities’ property in his possession, including without limitation, all documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, laptops, computers, smartphones, tablets or other PDAs, hardware, software, drawings, blueprints, and any other material of the Company, P10, P10 Holdings, or any Affiliated Entities or clients, including all materials pertaining to Confidential Information developed by Executive or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in his possession, custody or control; provided, however, that (i) Executive may retain such property, documents, and information as are required in connection with his role as Executive Vice Chairman, it being understood that the Executive shall be obliged to return such materials on or before the Transition End Date. Executive agrees that in the event Executive subsequently discovers any Company, P10, or Affiliated Entities’ property in Executive’s possession, Executive will promptly return such property. This Section 11 shall supersede and replace Executive’s obligations in Section 6(a)(ii) of the Employment Agreement.
12.
Reaffirmation of Confidentiality Obligations and Restrictive Covenants. Executive

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acknowledges that during the Transition Period he will have access to and be given Confidential Information (defined in the Employment Agreement) of P10, the Company, the Affiliated Entities, and its clients that Executive did not have access to or was not given prior to the execution of this Agreement. Accordingly, in order to continue to protect the legitimate business interests of the Company, P10, and the Affiliated Entities, Executive reaffirms his obligations under the Section

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6 of the Employment Agreement (other than Section 6(a)(ii)), including his obligations of confidentiality and non-solicitation obligations, represents and warrants that he has not breached the same, and understands that such obligations continue after the Transition Date throughout the Transition Period. The Parties incorporate such obligations into this Agreement as if fully set forth herein and acknowledge that Executive’s breach of those obligations shall constitute a breach of this Agreement; provided, however, that the non-solicitation restrictions found in Section 6 of the Employment Agreement shall not prohibit Executive from soliciting or hiring Caryn Peeples for employment after the Transition End Date. Notwithstanding the foregoing, the Parties agreement that the Restricted Period, as that term is used in Section 6(b) of the Employment Agreement shall run for the Transition Period and for a period of one (1) year following the Transition End Date. The Executive acknowledges that the Company, P10, and/or the Affiliated Entities would be irreparably injured by a violation of the confidentiality obligations and non-solicitation restrictions and agrees that the Company shall be entitled to an injunction restraining the Executive from any actual or threatened breach of these restrictive covenants, or to any other appropriate equitable remedy without bond or other security being required. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages that the parties may seek in arbitration.

13.
Non-Competition. In exchange for the Company’s agreement to execute this Agreement and its promise to provide Executive with access to and be given Confidential Information of P10, the Company, the Affiliated Entities, and its clients, during the Transition Period and for a period of one year following the Transition End Date, Executive agrees that, Executive will not, directly or indirectly, acquire a partial or controlling stake in an alternative asset manager that: (1) exceeds $25 million in purchase price; or (2) directly competes with a Company vertical or was reviewed by the Company as an acquisition target within the Transition Period (each a “Restricted Entity”). In addition, during the Restricted Period, Executive will not become an employee of an alternative asset manager that is part of a publicly traded company. Notwithstanding the restrictions contained in this Section 13, Executive may own or acquire an aggregate of not more than 4.9% of any publicly traded Restricted Entity without violating the provisions of this Section 13, provided that Executive remains a passive owner of common stock during the Restricted Period and does not have the power, directly or indirectly, to control or direct the management or affairs of any such corporation and is not involved in the management of such Restricted Entity. Executive acknowledges that the Company would be irreparably injured by a violation of this Section 13 and the Parties agree that the sole and exclusive remedy available to the Company for any breach by Executive of this Section 13 shall be a temporary restraining order and other injunctive relief prohibiting the Executive from any actual or threatened breach of this Section 13 without bond or other security being required as well as the Company’s attorneys’ fees incurred in obtaining injunctive relief. No additional monetary remedy shall be available to the Company for any breach by Executive of this Section 13.
14.
Survival and Reaffirmation of Employment Agreement Terms. The Parties acknowledges that certain provisions of the Employment Agreement survive the termination of Executive’s employment and remain in full force and effect and are incorporated herein by reference, including but not limited to the terms and obligations set forth in Sections 5(b), 7, and 8 of the Employment Agreement.

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15.
Non-Disparagement. Executive agrees that he will not make any statement to any third party that is intended to or is reasonably likely to disparage, slander, or otherwise damage the business reputation of the Company, P10, Affiliated Entities, or Company Released Parties, other than statements to any government agencies or statements under oath in connection with a legal proceeding or other compulsory legal process. The Company agrees that (a) it shall not issue any statement on behalf of the Company, P10, or the Affiliated Entities concerning the Executive that is intended to or are reasonably likely to disparage, slander, or otherwise damage the business reputation of Executive except to the extent required by law, and (b) it shall instruct its directors and officers not to make any statement concerning Executive that is intended to or is reasonably likely to disparage, slander, or otherwise damage the business reputation of Executive (other than statements to any government agencies or statements under oath in connection with a legal proceeding or other compulsory legal process).

16.
Waiver of Breach. The waiver by either the Company or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive. Any waiver must be in writing.

17.
Amendment. This Agreement may not be amended orally in any manner or in writing without the written consent of the Company and the Executive. No provision of this Agreement may be waived, delayed, modified, terminated, or otherwise impaired without the prior written consent of the Company and the Executive.

18.
Entire Agreement. This Agreement represents and contains the entire understanding between the Parties in connection with its subject matter, subject to the terms of the Carried Interest Allocation Agreement and any other agreements specifically referenced in this Agreement as continuing after the execution of this Agreement. Executive acknowledges that in signing this Agreement, Executive has not relied upon any representation or statement not set forth in this Agreement made by the Company, P10, the Affiliated Entities, or any of their representatives. The Company makes no representations regarding its relationship with or obligations to Executive, or as to the tax consequences of Executive entering into this Agreement, and none it may have made in the past survive, except as expressly set forth in this Agreement. Executive expressly agrees that the Company shall have no liability to him for any tax or penalty imposed on him by this Agreement.

19.
Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Texas.

20.
Survival. Unless otherwise expressly provided, the respective rights and obligations of the parties hereunder, including, without limitation, the rights and obligations set

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forth in Sections 6, 12, 13, 14, and 15 of this Agreement, shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

21.
Assignment. Except as otherwise herein expressly provided, this Agreement shall be binding upon and shall inure to the benefit of Executive and his personal representatives and shall inure to the benefit of and be binding upon the Company and its successors and assigns, except that the Company may not assign this Agreement without Executive’s prior written consent, except to an acquirer of all or substantially all of the assets of the Company.

22.
Severability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

23.
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile, electronic, or .pdf signatures shall have the same force and effect as original signatures.

24.
Arbitration. All disputes and disagreements arising from, relating to, or otherwise connected with this Agreement, the breach of this Agreement, Executive’s employment with the Company or providing services to the Company, P10, or any Affiliated Entity, the enforcement, interpretation or validity of this Agreement, or the employment relationship (including any wage claim, claim for wrongful termination, or any claim based upon any statute, regulation, or law, including those dealing with employment discrimination or retaliation, sexual harassment, civil rights, age, or disability) that the Company may have against Executive or that Executive may have against the Company, including the determination of the scope or applicability of this agreement to arbitrate, shall be settled by arbitration administered by the Judicial Arbitration and Mediation Services (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures applicable at the time the arbitration is commenced. A copy of the current version of the JAMS Rules will be made available to Executive upon request. The Rules may be amended from time to time and are also available online https://www.jamsadr.com/rules-employment- arbitration/. Arbitration shall take place in Dallas, Texas and shall be conducted before a single arbitrator selected by and in accordance with the rules and procedures of the JAMS. The decision of the arbitrator shall be final and binding on the parties. Judgment on any award may be entered in any court having competent jurisdiction, and application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of the arbitration (including any arbitrator fees) shall be borne equally by the Executive and the Company. Each of the parties shall bear the fees and expenses of its own legal counsel.

25.
Compliance with Section 409A. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance

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with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short- term deferral shall be excluded from Section 409A to the maximum extent possible. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

IN WITNESS WHEREOF, the Executive and the Company have executed this Employment Agreement as of the date first above written.

C. Clark Webb

By: /s/ Amanda Coussens

Amanda Coussens, Chief Financial Officer

P10 Intermediate Holdings, Inc.

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EXHIBIT A

GENERAL RELEASE AND WAIVER OF CLAIMS

This GENERAL RELEASE AND WAIVER OF CLAIMS (“General Release”) is made and entered into by and between C. Clark Webb (“Executive”) and P10 Intermediate Holdings, Inc. (the “Company”) on behalf of it and its parent, subsidiaries, successors, and assigns, including but not limited to P10, Inc. (“P10”) (collectively with Executive, the “Parties”). Capitalized, undefined terms used in this General Release shall have the meaning ascribed to them in the Executive Transition Agreement (the “Transition Agreement”) between Executive and the Company dated October 20, 2023. In accordance with the terms and conditions set forth in the Transition Agreement, Executive agrees as follows:

1.
Execution and Effective Date. Executive understands and agrees that he will not be eligible to receive any of the payments and benefits specified in Section 4 of the Transition Agreement or the payments and benefits set forth in Section 5(b) of the Employment Agreement unless Executive executes this Agreement on or after the Transition Date, and does not revoke this General Release in accordance with Section 9 herein.

2.
Effective Date. This General Release will become final, binding and enforceable on the eighth (8th) day after Executive signs this Agreement, provided that Executive does not revoke (cancel) this General Release during the seven (7) day Revocation Period as defined in Section 9 of this Agreement (the “Effective Date”).

3.
Consideration for the General Release. In accordance with Section 4 of the Transition Agreement and Section 5(b) of the Employment Agreement, the Parties agree that the payments and benefits and other consideration that will be provided to Executive under the Transition Agreement are in consideration for the release and waiver of any and all claims set forth in this General Release and all other promises and obligations made by Executive in this General Release and the Transition Agreement. Executive understands that the payments and benefits granted to him under the Transition Agreement represent, in part, consideration for signing this General Release, and are not salary, wages, or benefits to which he is already entitled.

4.
General Release of Claims. Executive hereby KNOWINGLY AND VOLUNTARILY WAIVES, RELEASES AND DISCHARGES the Company, P10, and the

Company’s past, present and future parent, subsidiary, affiliated, or related companies, including but not limited to P10 Holdings, Inc. and P10 Intermediate Holdings, Inc. (collectively, the “Affiliated Entities”), together with each and all of their respective past, present and future shareholders, investors, officers, directors, partners, members, managers, principals, servants, employees, agents, contractors, representatives, attorneys, insurers, predecessors, successors, and assigns (collectively, the “Released Parties”) from and against any and all rights, claims, complaints, debts, losses, liabilities, demands, obligations, promises, acts, agreements, grievances, losses, arbitrations, defenses, actions, causes of action and/or damages, whether in law or in equity, known or unknown, accrued or unaccrued, direct or derivative, liquidated or unliquidated, and suspected or unsuspected, that are based upon facts, events, acts or omissions occurring on or before the date of this General Release, including, but not limited to, any matter or action related to Executive’s employment with or separation from the Company or any claims under the

Employment Agreement. Executive understands and agrees that the release of claims contained in this Section includes, but is not limited to, any and all claims arising under any state or local laws, rules, regulations or ordinances, including but not limited to all claims arising under any federal laws, rules or regulations, including but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Family and Medical Leave Act, the Americans With Disabilities Act, the ADA Amendments Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, including the Older Workers Benefit Protection Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act, the False Claims Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Texas Labor Code (specifically including the Texas Payday Act, the Texas Anti-Retaliation Act, and the Texas Commission on Human Rights Act), the Texas Whistleblower Act, and any other federal, state, or local laws, rules, or regulations, whether equal employment opportunity laws, rules, or regulations or otherwise that may be applicable to Executive during the term of his employment with the Company as well as any and all tort, contract, statutory or common law claims, matters or actions.

5.
Exceptions to Release. Notwithstanding the foregoing, Executive does not waive any rights Executive may have (i) under COBRA; (ii) to Executive’s currently vested rights under the Company’s benefit plans; (iii) to benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; to pursue claims which by law cannot be waived; (iv) for any claims arising after the date Executive signs this General Release; and (v) to his rights to indemnification from the Company as an officer or director whether pursuant to any agreement or by operation of law, including, without limitation, pursuant to the Employment Agreement. This General Release does not limit Executive’s ability to bring an administrative charge with an administrative agency, including the Equal Employment Opportunity Commission or a similar state or local agency, or with the National Labor Relations Board, but Executive expressly waives and releases any right to recover any type of personal relief from the Company, including monetary damages or reinstatement, in any administrative action or proceeding, whether federal, state, or local, and whether brought by Executive or on Executive’s behalf by an administrative agency, related in any way to the matters released in this General Release. Nothing in this Agreement is intended to or shall prevent, impede, or interfere with Executive’s non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding the Company’s, P10’s, or Released Parties’ past or future conduct, or engage in any future activities protected under the whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency.

6.
Executive’s Affirmation. Executive affirms that as of the date of this General Release, he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled, and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits are due to Executive except the compensation and benefits provided for in the Transition Agreement. Executive further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company, P10, the Affiliated Entities, or their officers, including any allegations of corporate

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fraud or discriminated against based on Executive’s actual or perceived status in any protected class or status recognized by state or federal law.

7.
No Initiated Claims. Executive represents, warrants, and agrees that he has not filed any lawsuits or arbitrations against the Company, P10, Affiliated Entities, or any Released Parties, or filed or caused to be filed any claims, charges, or complaints against the Company, P10, Affiliated Entities, or any Released Parties, in any administrative, judicial, arbitral, or other forum, including any charges or complaints against the Company, P10, Affiliated Entities, or any Released Parties with any international, federal, state, or local agency charged with the enforcement of any law or any self-regulatory organization, and Executive is not aware of any factual or legal basis for any legitimate claim that the Company, P10, Affiliated Entities, or any Released Parties are in violation of any whistleblower, corporate compliance, or other regulatory obligation under international, federal, state, or local law, rule, or Company policy. Executive further represents, warrants, and agrees that if he were ever aware of any such basis for a legitimate claim against the Company, P10, Affiliated Entities, or any Related Parties, Executive informed the Company of same.

8.
AGE DISCRIMINATION IN EMPLOYMENT ACT AND OLDER WORKERS BENEFIT PROTECTION ACT DISCLOSURE. THIS GENERAL RELEASE SPECIFICALLY WAIVES ALL OF EXECUTIVE’S CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. § 621 et seq.), AS AMENDED, AND THE OLDER

WORKERS BENEFIT PROTECTION ACT, AS AMENDED. In order to comply with statutory requirements in connection with this waiver, by Executive’s signature below Executive acknowledges and agrees that:

Executive is waiving rights or claims under the Age Discrimination in Employment Act in exchange for consideration that is in addition to anything of value to which he is already entitled;

Executive has been encouraged in writing (and is hereby encouraged in writing) to review this General Release with an attorney prior to executing it, and that he has had sufficient opportunity to consult with an attorney prior to executing this General Release;

Executive has carefully read and fully understand all of the provisions and effects of this General Release knowingly and voluntarily (and of his/her own free will) has entered into all of the terms set forth in this General Release;

Executive knowingly and voluntarily intend to be legally bound by all of the terms set forth in this General Release;

Executive relied solely and completely upon his/her own judgment or the advice of his attorney in entering into this General Release;

Executive has been given at least twenty-one (21) days to consider the terms of this General Release before signing it, and acknowledge that any changes to the terms or

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conditions of this General Release (whether material or immaterial) will not restart the running of the twenty-one-day period; and

Executive may execute this General Release prior to the end of the twenty- one (21) day time period referenced above but, if he does so, in accordance with 29 CFR § 1625.22(e)(6), he knowingly and voluntarily decided to sign the General Release after considering it for fewer than twenty-one (21) days and such decision was not induced by the Company in any way, including by fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the twenty-one-day time period.

9.
Revocation Rights. Executive acknowledges and agrees that for a period of seven (7) days following the date the Executive signs this General Release he may revoke his consent to this Agreement (the “Revocation Period”) which they may do by sending notice of such revocation to Amanda Coussens, Chief Financial Officer of P10. Executive further acknowledges that this General Release shall not become effective or enforceable until after the seven-day Revocation Period has expired. Executive understands and agrees that if Executive revokes this General Release before the end of the Revocation Period, Executive shall not receive the compensation and benefits set forth in Section 4 of the Transition Agreement.

10.
No Admission of Liability. Neither the payment of any consideration under this General Release, nor the execution or delivery of this General Release shall in any way constitute or be construed as an admission, express or implied, by the Company or Executive of any improper actions or liability. The parties each specifically deny and disclaim any alleged liability or wrongdoing. Nothing contained in this General Release shall acknowledge or imply that either Executive or the Company violated any federal, state or local laws, rules, regulations or ordinances. Executive hereby acknowledges, promises and represents that Executive has no knowledge of any fraud, illegal activity or violation of federal, state or local law by the Company.

11.
Applicable Law. The provisions of this General Release shall be construed in accordance with the laws of the State of Texas.

12.
Amendment. This General Release may not be altered, amended, modified, superseded, canceled or terminated except by an express written agreement duly executed by all of the Parties.

13.
Modification; Severability. If any of the provisions, terms, clauses, waivers or releases of claims and rights contained in this General Release are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, such provisions, terms, clauses, waivers or releases of claims or rights shall be modified, if possible, in order to achieve, to the extent possible, the intentions of the parties and, if necessary, such provisions, terms clauses, waivers and releases of claims and rights shall be deemed severable, such that all other provisions, terms, clauses and waivers and releases of claims and rights contained in this General Release shall remain valid and binding upon both parties.

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READ CAREFULLY BEFORE SIGNING

This is a legally binding document. This Agreement contains a release and waiver of Executive’s rights under federal, state and local laws, rules, regulations and ordinances. By signing this Agreement, Executive understands that Executive is waiving any and all rights Executive has, had, may have or may have had against the Company under such laws. Before signing, Executive should review this Agreement carefully and seek the advice of an attorney to discuss this Agreement including the legal effect of signing this Agreement. By signing below, the Parties represent to each other that they have reviewed and discussed this Agreement with an attorney, have satisfied themselves that they fully understand the terms of this Agreement, and are voluntarily executing this Agreement only after such consultation.

C. Clark Webb

Date: 10/21/2023 | 1:05 PM EDT

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